SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           FLEXSTEEL INDUSTRIES, INC.
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.


--------------------------------------------------------------------------------


                          FLEXSTEEL INDUSTRIES, INC.
                                 P.O. BOX 877
                           DUBUQUE, IOWA 52004-0877

                                                        Date: October 25, 1995

Office of the Chairman of the Board

Dear Stockholder:

You are cordially invited to attend the Annual Stockholders' Meeting on Tuesday, December 5, 1995, at 3:30 p.m. We sincerely want you to come, and we welcome this opportunity to meet with those of you who find it convenient to attend.

Time will be provided for stockholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting as explained in the notice and proxy statement which follow. Directors and other Company executives expect to be available to talk individually with stockholders after the meeting. No admission tickets or other credentials are currently required for attendance at the meeting.

The formal notice of the meeting and proxy statement follow. I hope that after reading them you will sign and mail the proxy card, whether you plan to attend in person or not, to assure that your shares will be represented.

Sincerely,


/s/ J.B. Crahan
J.B. Crahan
Chairman of the Board

RECORD DATE:                       October  16, 1995

DATE OF MEETING:                   December   5, 1995

TIME:                              3:30 p.m.

PLACE: The Minneapolis Hilton and Towers 1001 Marquette Avenue, Third Floor Minneapolis, Minnesota 55403

                                  IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, EACH STOCKHOLDER IS URGED TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                          FLEXSTEEL INDUSTRIES, INC.
                                 P.O. BOX 877
                           DUBUQUE, IOWA 52004-0877
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 5, 1995

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of Flexsteel Industries, Inc. will be held at The Minneapolis Hilton and Towers, 1001 Marquette Avenue, Third Floor, Minneapolis, MN 55403, on Tuesday, December 5, 1995, at 3:30 p.m. for the following purposes:

1. To elect three (3) Class III Directors to serve until the 1998 Annual Meeting and until their successors have been elected and qualified or until their earlier resignation, removal or termination (Proposal I).

2. To consider and act upon a proposal to approve the 1995 Stock Option Plan (Proposal II).

3. To ratify or reject the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1996 (Proposal III).

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

October 16, 1995 has been fixed as the record date for the determination of Common stockholders entitled to notice of and to vote at the meeting, and only holders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy. Voting by ballot at the meeting cancels any proxy previously returned.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ R.J. KLOSTERMAN
R.J. KLOSTERMAN
Secretary

October 25, 1995

               PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

                                PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Flexsteel Industries, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held on December 5, 1995, and any adjournments thereof, and may be revoked by the stockholder at any time before it is exercised by a written notice or a later dated proxy delivered to the Secretary of the Company. Execution of the proxy will in no way affect a stockholder's right to attend the meeting and vote in person. The proxy will be revoked if the stockholder is present at the meeting and votes by ballot in person. Properly executed proxies received prior to the voting at the meeting will be voted at the meeting or any adjournments thereof. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR the election of Frank H. Bertsch, J.B. Crahan, and Edward
J. Monaghan as Class III Directors (Proposal I), FOR approval of the 1995 Stock Option Plan (Proposal II) and FOR ratification of the appointment of Deloitte & Touche LLP (Proposal III). Each of the above named nominees has previously been elected by the shareholders.

The mailing address of the corporate office and principal executive office of the Company is P.O. Box 877, Dubuque, Iowa 52004-0877. The approximate date on which this proxy statement and accompanying proxy card are first being mailed to stockholders is October 25, 1995.


As of the close of business on October 16, 1995, the record date for determining stockholders entitled to notice and to vote at the meeting, the Company had outstanding 7,210,748 shares of Common Stock, par value $1.00 per share. Each share is entitled to one vote and cumulative voting is not permitted. No Preferred Stock is outstanding.


Shareholder votes will be counted by Inspectors of Election who will be present at the shareholder meeting. The affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders for the election of directors. Abstentions and broker non-votes shall not be counted as votes for or against the proposal being voted on.

                            EXPENSE OF SOLICITATION

The cost of the solicitation of proxies on behalf of the Board of Directors will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, the officers or employees of the Company and others may solicit proxies, either personally, by telephone, by special letter, or by other forms of communication. The Company will also make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and will reimburse them for reasonable expenses in so doing. Officers and employees of the Company will not receive additional compensation in connection with the solicitation of proxies.

                      PROPOSAL I -- ELECTION OF DIRECTORS

The Board currently consists of ten persons divided into three classes. At each Annual Meeting the terms of one class of Directors expire and persons are elected to that class for terms of three years or until their respective successors are duly qualified and elected or until their earlier resignation, removal or termination.

The terms of the Class III Directors expire at the time of the 1995 Annual Meeting. The Board of Directors of the Company has nominated Frank H. Bertsch, J.B. Crahan, and Edward J. Monaghan for re-election as Class III Directors of the Company. Each Director, if elected, will serve a three (3) year term expiring at the time of the 1998 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination. It is the intention of the proxies named herein to vote FOR these nominees unless otherwise directed in the proxy.

All nominees named above have consented to serve as Directors if elected. In the event that any of the nominees should fail to stand for election, the persons named as proxy in the enclosed form of proxy intend to vote for substitute nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

                                                                      PRINCIPAL OCCUPATION AND OTHER
                                       DIRECTOR                         DIRECTORSHIPS OR EMPLOYMENT
NOMINEE'S NAME                 AGE      SINCE                           DURING THE LAST FIVE YEARS
NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING 1998
ANNUAL MEETING, CLASS III
Frank H. Bertsch(1)(4)         69        1948     Chairman of the Executive Committee, Flexsteel Industries, Inc., 1990
                                                  to present; Director Northwestern Mutual Life Insurance Co.; Director
                                                  American Trust & Savings Bank, Dubuque, Iowa; Trustee University of
                                                  Dubuque; Director Cycare Systems (medical systems).

J.B. Crahan(1)                 71        1949     Chairman of the Board, Flexsteel Industries, Inc., 1990 to present;
                                                  Chief Executive Officer, 1990 to 1993; Director Dubuque Bank & Trust
                                                  Co.; Trustee U.I.U. Pension Trust Fund.

Edward J. Monaghan(1)          56        1987     Chief Operating Officer and Executive Vice President, 1993 to
                                                  present; Executive Vice President, Flexsteel Industries, Inc., 1988
                                                  to 1993.

DIRECTORS WHOSE TERMS EXPIRE 1997 ANNUAL MEETING, CLASS II

Art D. Richardson(2)(4)        78        1951     Retired Senior Vice President, Flexsteel Industries, Inc. (retired
                                                  1982).

James G. Peterson(2)(3)(4)     75        1970     Retired self-employed Financial and Business Consultant and
                                                  Investment Advisor, James G. Peterson Associates.

James R. Richardson(1)         51        1990     Senior Vice President Marketing, 1994 to Present. Vice President
                                                  Marketing, Flexsteel Industries, Inc., 1979 to 1994.

DIRECTORS WHOSE TERMS EXPIRE 1996 ANNUAL MEETING, CLASS I

K. Bruce Lauritsen(1)          52        1987     Chief Executive Officer and President, Flexsteel Industries, Inc.,
                                                  1993 to present; President and Chief Operating Officer, Flexsteel
                                                  Industries, Inc., 1990 to 1993; Director, Hawkeye Bank of Dubuque;
                                                  Regent, Loras College.

Thomas E. Holloran(2)(3)       66        1971     Professor Graduate School of Business, University of St. Thomas, St.
                                                  Paul; Director ADC Telecommunications, Inc., Director MTS Systems
                                                  Corporation (mfr. testing systems); Director Medtronic, Inc.;
                                                  Chairman, Bush Foundation; Director National City Bancorporation.

L. Bruce Boylen(3)(4)          63        1993     Retired Vice President, Fleetwood Enterprises, Inc. (retired 1991)
                                                  (mfr. of recreational vehicles and manufactured homes).

John R. Easter(2)(3)(4)        66        1993     Retired Vice President, Sears-Roebuck Company (retired 1989);
                                                  Director, Mutual Trust Life Insurance Co.

(1) Member of Executive Committee

(2) Member of Audit and Ethics Committee

(3) Member of Nominating and Compensation Committee

(4) Member of Marketing Committee

                     CERTAIN INFORMATION CONCERNING BOARD
                     AND OUTSIDE DIRECTOR'S COMPENSATION

During the fiscal year ended June 30, 1995, five meetings of the Board of Directors were held. No Director attended less than 75% of the meetings.

Each Director who is not an employee of the Company is paid a retainer at the rate of $8,000 per year. In addition, each is paid a fee of $2,000 for each Board meeting each attends. The Chairman of the Board is paid a retainer of $12,380 per year and a fee of $3,095 for each Board meeting attended. For attending a committee meeting each is paid a fee of $900. The Chairman of each Committee is paid $1,000 for each meeting attended. The Company pays no additional remuneration to employees of the Company who are Directors.

Each duly elected Director who is not an employee of the Company receives on the first business day after each annual meeting a non-discretionary, non-qualified stock option grant for 1,000 shares valued at fair market value on date of grant, exercisable for 10 years. Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by the Company, will receive an immediate one-time grant for 2,000 shares.

The Company has entered into an unfunded deferred compensation agreement with John R. Easter, whereby, director fees are invested by the Company in mutual funds. Payments to Mr. Easter are deferred until his 70th birthday, except for special circumstances.

The Company has entered into an agreement with James G. Peterson and Thomas
E. Holloran pursuant to which the Company will pay to each, or his beneficiaries, $20,000 after the person ceases to be a Director as additional compensation in recognition of Director services rendered.

During the fiscal year ending June 30, 1995, L. Bruce Boylen performed consulting services for the Company. Mr. Boylen was paid $6,400 for his services.

                           COMMITTEES OF THE BOARD

The Board of Directors has established four standing committees; the names of the committees and the principal duties are as follows:

Audit and Ethics Committee:
Confers with the independent auditors on various matters, including the scope and results of the audit; authorizes special reviews or audits; reviews internal auditing procedures and the adequacy of internal controls; and reviews policies and practices respecting compliance with laws, conflicts of interest and ethical standards of the Company. The Committee held two meetings during the fiscal year ended June 30, 1995. The Committee members are Thomas E. Holloran, John R. Easter, James G. Peterson, and Art D. Richardson.

Executive Committee:
Exercises all powers and authority of the Board between Board meetings, except those powers specifically reserved to the Board by law, the Charter or by the Bylaws of the Company. The committee held one meeting during the fiscal year ended June 30, 1995. The Committee members are Frank H. Bertsch,
J. B. Crahan, K. Bruce Lauritsen, Edward J. Monaghan, and James R.
Richardson.

Nominating and Compensation Committee:
Makes recommendations regarding Board compensation, reviews performance and compensation of various senior officers, determines stock option grants, and advises regarding employee benefit plans. Makes recommendations regarding Board of Director nominees and reviews timely proposed nominees received from any source including nominees by shareholders. Nominations by shareholders must be received by the Secretary at least 18 days before the annual meeting and set forth nominee information as required by the Restated Articles. The Committee held four meetings during the fiscal year ended June 30, 1995. The Committee members are L. Bruce Boylen, John R. Easter, Thomas E. Holloran, and James G. Peterson.

Marketing Committee:
Reviews marketing plans with respect to the Company's position in the various market places. Makes recommendations regarding marketing direction to enhance revenues and profit margins. The Committee held one meeting during the fiscal year ended June 30, 1995. The Committee members are John R. Easter, Frank H. Bertsch, L. Bruce Boylen, James G. Peterson and Art D. Richardson.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES

                            OWNERSHIP OF STOCK BY
                       DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the shares of Flexsteel's Common Stock beneficially owned by the Directors, the Chief Executive Officer and the other four most highly compensated executive officers and by all directors and executive officers as a group. Unless otherwise indicated, to the best knowledge of the Company all persons named in the table have sole voting and investment power with respect to the shares shown.

                                                                  SHARES BENEFICIALLY
                                                                      OWNED AS OF       PERCENT OF TOTAL SHARES
                                                                    AUGUST 7, 1995         OUTSTANDING AS OF
NAME                                  TITLE                             (1) (2)             AUGUST 7, 1995
F.H. Bertsch      Chairman of the Executive                              89,714 (3)               1.2%
                  Committee, Director

L.B. Boylen       Director                                                4,000                   0.1%

J.B. Crahan       Chairman of the Board of Directors                    425,610                   5.9%

J.R. Easter       Director                                                4,000                   0.1%

T.E. Holloran     Director                                                9,680                   0.1%

K.B. Lauritsen    President, Chief Executive Officer, Director           91,299                   1.3%

E.J. Monaghan     Executive Vice President,                              97,177                   1.3%
                  Chief Operating Officer, Director

J.G. Peterson     Director                                               10,000                   0.1%

A.D. Richardson   Director                                              291,906                   4.0%

J.R. Richardson   Senior Vice President -- Marketing, Director          168,235                   2.3%

R.J. Klosterman   Vice President -- Finance,                             28,725                   0.4%
                  Chief Financial Officer and Secretary

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11)                  1,220,346                  16.9%


(1) Includes 121,530 shares, which directors and executive officers as a group have the right to acquire pursuant to stock options within 60 days. Mr. Bertsch and Mr. Crahan have no stock options.

(2) Includes shares owned beneficially by their respective spouses.

(3) Does not include 295,458 shares held in irrevocable trusts for the benefit of Frank H. Bertsch's children and grandchildren for which trusts American Trust & Savings Bank serves as trustee. Also, does not include 140,511 shares held in the trust established by the Will of Eleanor E. Bertsch for the children of Frank H. Bertsch and his sister. Under the Terms of Trust, Frank H. Bertsch has a possible contingent interest. The American Trust & Savings Bank is the sole trustee. Frank H. Bertsch disclaims beneficial ownership in the shares held by each such trust.

F.H. Bertsch and J.B. Crahan are first cousins. J.R. Richardson is the son of A.D. Richardson.

                            OWNERSHIP OF STOCK BY
                          CERTAIN BENEFICIAL OWNERS
                             AS OF AUGUST 7, 1995

To the best knowledge of the Company, no person owns beneficially 5% or more of the outstanding common stock of the Company except as is set forth below.

                                                                         AMOUNT        PERCENT
                                                                      BENEFICIALLY       OF
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER            OWNED(1)        CLASS
Common           J.B. Crahan, P.O. 877, Dubuque, Iowa 52004             425,610          5.9%

Common           Quest Advisory Corp., 1414 Avenue of the
                 Americas, New York, New York 10019                     578,000          8.0%

Common           First Pacific Advisors Incorporated, 11400 West
                 Olympic Boulevard, Los Angeles, CA 90064               387,500          5.4%

Common           Mitchell, Hutchins Int. Inv., 1285 Avenue of the
                 Americas, New York, New York 10019                     691,035          9.6%

(1) No Beneficial owner named above has the right to acquire beneficial ownership in additional shares to the best knowledge of the Company.

The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three (3) fiscal years ending June 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                          ANNUAL COMPENSATION                                      AWARDS                    PAYOUTS
                                                               OTHER      RESTRICTED     SECURITIES                  ALL
                                                               ANNUAL       STOCK        UNDERLYING      LTIP       OTHER
                                        SALARY      BONUS       COMP        AWARDS        OPTIONS       PAYOUTS      COMP
NAME & PRINCIPAL POSITION      YEAR        $          $         $(1)          $              #             $         $(2)
  K. Bruce Lauritsen           1995     216,600     42,143                                 9,520        19,305      26,406
  President &                  1994     186,600     46,168                                 9,520        21,427      31,295
  Chief Executive Officer      1993     164,100     29,026                                              15,066      28,385

  Edward J. Monaghan           1995     201,000     35,978                                 9,520        17,685      36,229
  Executive Vice President &   1994     180,000     40,503                                 9,520        18,725      40,715
  Chief Operating Officer      1993     161,100     28,493                                              14,787      35,893

  James R. Richardson          1995     173,700     31,089                                 9,520        15,278      22,974
  Senior Vice President of     1994     155,400     34,966                                 9,520        16,163      25,646
  Marketing                    1993     138,000     24,401                                              12,679      23,029

  Frank H. Bertsch             1995     140,034     20,000     18,540                                                9,557
  Chairman of the Executive    1994     131,610     25,000     18,590                                               13,319
  Committee                    1993     126,600     60,000     18,415                                                9,906

  Ronald J. Klosterman*        1995     103,500     18,526                                 5,000         9,105       7,919
  Vice President of            1994      92,700     17,501                                 4,200         4,410       6,878
  Finance & Secretary          1993      85,800     11,569                                               3,146       5,680

  M. O. Becker*                1995     126,728                                            9,520                     9,698
  Senior Vice President of     1994     153,900     34,630                                 9,520        16,009      12,054
  Finance & Secretary          1993     138,000     18,061                                              12,679      10,155

* Mr. M.O. Becker retired from the office of Senior Vice President of Finance and Secretary March 31, 1995 and Mr. Ronald. J. Klosterman was appointed to the office of Vice President of Finance and Secretary effective April 1, 1995.

(1) Other Annual Comp -- During 1995, Frank H. Bertsch received $17,640 as an automobile allowance.

(2) All Other Compensation -- Includes for the fiscal years and the named executive officers indicated below: (i) retirement plan contributions, (ii) Company matching contributions to the Section 401k plan, (iii) premiums paid on term life insurance with a face value greater than $50,000 and (iv) accruals made in accordance with the Company's Senior Officer Deferred Compensation Plan. All of the named executive officers, except for Mr. Klosterman, are participants of the Senior Officer Deferred Compensation Plan, entitling each thereunder upon retirement or other limited circumstances to $5,000 per month during their lives.

                                  RETIREMENT     401K      INSURANCE     DEFERRED
NAME                     YEAR        PLAN        MATCH      PREMIUM        COMP
K. Bruce Lauritsen       1995        8,293       1,329          0         16,784
                         1994       12,430       2,081        253         16,784
                         1993        9,960       1,641        253         16,784

Edward J. Monaghan       1995        8,293       1,500          0         26,436
                         1994       12,268       2,011        132         26,436
                         1993       10,546       1,611        132         26,436

James R. Richardson      1995        8,091       1,500         63         13,320
                         1994       10,591       1,735         84         13,320
                         1993        8,339       1,380        174         13,320

Frank H. Bertsch         1995        7,990       1,567          0              0
                         1994       11,403       1,916          0              0
                         1993        7,830       1,266          0              0

Ronald J. Klosterman     1995        6,607       1,189        123              0
                         1994        5,711       1,027        140              0
                         1993        4,658         858        164              0

M. O. Becker             1995        8,165       1,533          0              0
                         1994       10,334       1,720          0              0
                         1993        8,775       1,380          0              0

                              STOCK OPTIONS/SAR*
                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                                                                            ANNUAL
                                                                     RATES OF STOCK PRICE
                                                                       APPRECIATION FOR
                                                                       OPTION TERM (1)
                                      EXERCISE
NAME                     SHARES     PRICE ($/SH)     EXPIRE DATE       5%          10%
K. Bruce Lauritsen       9,520         $10.50          7/28/04       $62,864     $159,310
Edward J. Monaghan       9,520         $10.50          7/28/04       $62,864     $159,310
James R. Richardson      9,520         $10.50          7/28/04       $62,864     $159,310
Frank H. Bertsch             0           0
Ronald J. Klosterman     5,000         $10.50          7/28/04       $33,017     $ 88,672
M. O. Becker             8,000         $10.50          7/28/04       $52,827     $133,874

(1) The amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission. Actual gains, if any, on stock option exercise are dependent on the future performance of the Company's common stock.

* The Company does not have a stock appreciation rights plan (SAR).

                 OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES
                                                           UNDERLYING          VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS AT
                                                            YEAR END              FY-END 1995 (1)
                         # OF SHARES
                         ACQUIRED ON     $ VALUE               #                         $
NAME                      EXERCISE       REALIZED         EXERCISABLE               EXERCISABLE
K. Bruce Lauritsen          7,000         $3,500             28,560                     $0
Edward J. Monaghan              0                            28,560                     $0
James R. Richardson         9,000         $4,500             28,560                     $0
Frank H. Bertsch                0                                 0                     $0
Ronald J. Klosterman            0                            12,850                     $0
M.O. Becker                     0                            24,540                     $0

(1) Based on the closing price as published in The Wall Street Journal for the last business day of the fiscal year ($10.25). All options are exercisable at time of grant.

                    LONG TERM INCENTIVE PLAN AWARDS TABLE
             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                          PERFORMANCE OR
                            NUMBER         OTHER PERIOD
                              OF              UNTIL          ESTIMATED FUTURE
                         SHARES, UNITS    MATURATION OR        PAYOUTS UNDER
                           OR OTHER           PAYOUT       NON-STOCK PRICE BASED
NAME                        RIGHTS             (1)               PLANS (2)
K. Bruce Lauritsen           2,574
Edward J. Monaghan           2,259
James R. Richardson          1,953
Frank H. Bertsch                 0
Ronald J. Klosterman         1,163
M. O. Becker                     0

Shares of the Company's common stock are available for award annually to key employees based on the average of the returns on beginning equity for the last three years. Frank H. Bertsch is not a participant of the plan.

(1) Shares awarded are subject to restriction, with 33.3% of the stock received by the employee on the award date and 33.3% each year for the next two years. Restricted Stock Awards _ The aggregate stock holdings (number of shares and value) as of August 7, 1995 (award date) are as follows: K. Bruce Lauritsen -- 2,736 shares, $30,780; Edward J. Monaghan -- 2,402 shares, $27,023; James R. Richardson -- 2,071 shares, $23,299; Ronald J. Klosterman -- 986 shares, $11,093. Dividends are paid to the employee on restricted shares.

(2) Not applicable to Plan.

           NOMINATING AND COMPENSATION COMMITTEE REPORT CONCERNING
                  FLEXSTEEL'S EXECUTIVE COMPENSATION POLICY*

The Nominating and Compensation Committee of the Board of Directors is responsible for the establishing of the Company's policy for compensating executives. The Committee is comprised of non-employee directors.

COMPENSATION PHILOSOPHY -- The fundamental objective of Flexsteel's executive compensation program is to support the achievement of the Company's business objectives and, thereby, the creation of shareholder value. As such, the Company's philosophy is that executive compensation policy and practice should be designed to achieve the following objectives:

     * Align the interests of executives with those of the Company and its shareholders by providing a significant portion of compensation in Company stock.

     * Provide an incentive to executives by tying a meaningful portion of compensation to the achievement of Company financial objectives.

     * Enable the Company to attract and retain key executives whose skills and capabilities are needed for the continued growth and success of Flexsteel by offering competitive total compensation opportunities and providing attractive career opportunities.

In compensating senior management for its performance, two key measures are considered: return on equity and stock price. At the executive level, overall Company performance is emphasized in an effort to encourage teamwork and cooperation.

While a significant portion of compensation fluctuates with annual results, the total program is structured to emphasize longer-term performance and sustained growth in shareholder value.

COMPETITIVE POSITIONING -- The Committee regularly reviews executive compensation levels to ensure that the Company will be able to attract and retain the caliber of executives needed to run the Company and that pay for executives is reasonable and appropriate relative to market practice. In making these evaluations, the Committee annually reviews the result of surveys of executive salary and annual bonus levels among durable goods manufacturers of comparable size. In 1994, the Committee also completed an in-depth analysis of salary, annual bonus, and long-term incentive opportunities among specific competitors, as assisted by an independent compensation consulting firm. All of the surveyed companies are included in the Household Furniture Index used as the peer group for purposes of the performance graph. While the pay of an individual executive may vary, the Company's Policy is to target aggregate compensation for executives at average competitive levels, provided commensurate performance.

COMPONENTS OF EXECUTIVE COMPENSATION -- The principal components of Flexsteel's executive compensation program include base salaries, annual cash bonuses, and longer-term incentives using Company stock.

BASE SALARY -- An individual executive's base salary is based upon the executive's level of responsibility within the Company, as well as competitive rates of pay. The Committee reviews each executive officer's salary annually and makes adjustments, as appropriate, in light of any change in the executive's responsibility, changes in competitive salary levels, and the Company's performance

ANNUAL INCENTIVE -- The purpose of the Company's annual incentive program is to provide a direct monetary incentive to executives in the form of annual cash bonus tied to the achievement of performance objectives. For executive officers, the Committee annually sets a targeted return on equity for the coming year, from which minimum and maximum levels are determined. Corresponding incentive award levels, expressed as a percentage of salary, also are set based primarily on an individual's responsibility level. If minimum performance levels are not met, no bonus award is made. After the completion of the year, the Committee ratifies cash bonuses as awarded based principally on the extent to which targeted return on equity has been achieved.

LONG-TERM INCENTIVES -- Longer-term incentive compensation involves the use of stock under two types of awards: Long-term incentive awards and stock options. Both types of awards are intended to focus executives' attention on the achievement of the Company's longer term performance objectives, to align the executive officers' interests with those of shareholders and to facilitate executives' accumulations of sustained holding of Company stock. The level of award opportunities, as combined under both plans, are intended to be consistent with typical levels of comparable companies and reflect an individual's level of responsibility and performance.

Long-term incentive awards are paid under the shareholder approved Management Incentive Plan. Awards give executives the opportunity to earn shares of Company stock to the extent that the three-year average return on equity objectives are achieved. As with annual incentives, various levels of performance goals and corresponding compensation amounts are established, with no awards earned if a minimum level is not achieved. Two-thirds of any earned shares are subject to forfeiture provisions tied to the executives continued service with the Company. This provision is intended to enhance the Company's ability to retain key executives and provide a longer-term performance focus.

Stock options, as awarded under shareholder approved plans, give executives the opportunity to purchase Flexsteel common stock for a term not to exceed ten years and at a price of no less than the fair market value of Company stock on the date of grant. Executives benefit from stock options only to the extent stock price appreciates after the grant of the option.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER -- The total compensation for Flexsteel's CEO in fiscal year 1995 was established in accordance with the policies discussed above. As reported in the Summary Compensation Table, Mr. Lauritsen's base salary increased by 16% which in large part reflects his responsibility as CEO for the entire year. Mr. Lauritsen's increase also reflected market movements in executive salaries. His annual bonus and long-term incentive award were based on the Company's return on equity, which was based on established target levels. Mr. Lauritsen's stock option award was consistent with prior awards and those to other senior executives.

The Company's current levels of compensation are less than the $l,000,000 level of non-deductibility with respect to Section 162(m) of the Internal Revenue Code.

This report has been prepared by members of the Nominating and Compensation Committee of the Board of Directors. Members of this Committee are:

L. Bruce Boylen                                 John R. Easter
Thomas E. Holloran                              James G. Peterson

*NOTE: This report is not incorporated by reference in any prior or future Securities Exchange Act filings, directly or by reference to the incorporation of proxy statements of the Company, unless such filing specifically incorporates this report.

                      COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

The current members of Flexsteel's Nominating and Compensation Committee are
L. Bruce Boylen, John R. Easter, Thomas E. Holloran and James G. Peterson. No executive officer of Flexsteel served as a director of another entity that had an executive officer serving on Flexsteel's compensation committee. No executive officer of Flexsteel served as a member of the compensation committee of another entity which had an executive officer who served as a director of Flexsteel.

                         SHARE INVESTMENT PERFORMANCE
The following graph is based upon the SIC Code #251 Household Furniture Index as a peer group. It shows changes over the past five-year period in the value of $100 invested in: (1) Flexsteel's Common Stock; (2) the NASDAQ Market Index; and (3) an industry group of the following: Ameriwood Industries Int. CP., Bassett Furniture Ind., Bush Ind. Inc. CL A, Chromcraft Revington Inc., DMI Furniture, Inc., Ethan Allen Interiors, Flexsteel Ind. Inc., Industrie Natuzzi S.P.A., Interco, Krause's Furniture, Inc., La-Z-Boy Chair Co., Ladd Furniture Inc., Leggett & Platt Inc., Masco CP, O'Sullivan Ind. Hldgs Inc., Pulaski Furniture CP, River Oaks Furniture Inc., Rowe Furniture CP, Stanley Furniture Inc., Wellington Hall Ltd. This data was furnished by Media General Financial Services. The graph assumes reinvestment of dividends.

[GRAPH]

                      FIVE-YEAR CUMULATIVE TOTAL RETURNS
                   VALUE OF $100 INVESTED ON JUNE 30, 1990

                        1990     1991       1992       1993       1994       1995
Flexsteel               100      83.66     106.63     138.72     127.89      99.43
Furniture Household     100      99.06     117.50     151.38     152.57     156.28
NASDAQ                  100      94.22     101.52     124.62     136.66     160.27

          INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Information with respect to directorships held by certain directors of the Company in local financial institutions is set forth in the table under "Proposal I -- Election of Directors," in the column captioned "Principal Occupation and Other Directorships or Employment during the Last Five Years." The Company maintains normal banking relations with the banks named in the table. It is expected that the Company's relationship with these banks will continue in the future.

Northwestern Mutual Life Insurance Company is the insurer of the majority of the life insurance carried by the Company on its officers. This insurance was competitively purchased over the past several years. Frank H. Bertsch is presently a Director of Northwestern Mutual Life Insurance Company.

                                 PROPOSAL II
                     PROPOSAL FOR 1995 STOCK OPTION PLAN

The Compensation Committee, recognizing that insufficient shares are available to provide further grants of stock options under the existing Company plan, advised the Board of Directors that it is in the interest of the Company to continue its longstanding practice of making stock options available to those employees responsible for significant contributions to the Company's business. The Compensation Committee believes that the equity stake in the growth and success of the Company afforded by stock options provides such key employees with an incentive to continue to energetically apply their talents within the Company. Accordingly, on June 1, 1995, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously approved the 1995 Stock Option Plan (the "Plan") and directed that it be submitted for consideration and action at the meeting of shareholders.

The following is a brief but not comprehensive summary of the proposed 1995 Stock Option Plan which continues a practice that began at the Company in 1969. The complete text is attached as Appendix A and reference is made to such Appendix for a complete statement of the provisions of the Plan. The Plan provides for the granting of options to purchase up to 400,000 shares of the Company's Common Stock, to be drawn from authorized but unissued shares and/or from shares acquired by the Company, including on the open market. The number and kind of shares subject to the Plan would be appropriately adjusted in the event of any change in the capital structure of the Company. Stockholders would have no preemptive rights with regard to shares allotted to the Plan. The Plan would be administered by the Company's Compensation Committee which is composed of two or more directors who are not employees of the Company. Each member of the Compensation Committee must be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time. No member of the Compensation Committee is eligible to receive options under the Plan except automatic formula grants as a director. Participants would be selected by the Compensation Committee from among key employees of the Company. Optionees would be selected on the basis of demonstrated ability to contribute substantially to the effective management of the Company. The Compensation Committee would determine both the number of optionees and the number of shares to be optioned to any individual under the Plan. The Board of Directors would be able to amend the Plan without further approval by the Stockholders, except insofar as such approval is required by law.

Under the 1995 Plan, nonstatutory stock options are automatically granted to non-employee directors of the Company. Each person who is a non-employee director is granted a nonstatutory 1,000 share option the day after the annual meeting of shareholders of the Company, at an exercise price equal to the fair market value (as defined in the 1995 Plan) of the Common Stock on the date of the grant. The option is immediately vested.

The Plan would enable the Company to grant either "non-qualified options" or "incentive stock options." No options could be granted under the Plan later than December 1, 2005. Options could have an exercise period of up to ten years as determined by the Committee.

In the event of termination of employment due to death, disability or retirement, the period of time for exercise is one year. The options would not be transferable, except in the event of death.

The exercise price per share for each option would be not less than the fair market value on the date of grant. It is provided that payment for the exercise may be made in stock or cash.

The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any employee may have incentive stock options vest in any calendar year may not exceed $100,000.

Proceeds received from optioned shares will be used for general corporate purposes.

Under currently applicable provisions of the Internal Revenue Code of 1986, an optionee will not be deemed to receive any income for Federal tax purposes upon the grant of an option under the Plan, nor will the Company be entitled to a tax deduction at that time. However, upon the exercise of an option the tax consequences are as follows:

       1. Upon the exercise of a non-qualified option, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the optionee.

       2. Upon the exercise of an incentive stock option, there is no income recognized by the optionee at the time of exercise. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the optionee will realize a long-term capital gain or loss upon sale, measured as the difference between the option exercise price and the sale price. If either of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain at sale or exercise, whichever is less. No income tax deduction will be allowed the Company with respect to shares purchased by an optionee upon the exercise of an incentive stock option, provided such shares are held for the required periods as described above.

There is no current charge against the Company in connection with the grant of an option or the exercise of an option for cash. The exercise of an option for stock may result in a charge against income.

Under the Internal Revenue Code, an option will generally be disqualified from receiving incentive stock option treatment if it is exercised more than three months following termination of employment. However, if the optionee is disabled, such statutory treatment is available for one year following termination. If the optionee dies while employed by the Company or within three months thereafter, the statutory time limit is waived altogether. In no event do these statutory provisions extend the rights to exercise an option beyond those provided by its terms.


The closing price of the Common Stock of the Company on October 16, 1995, based on composite trading data published in the Wall Street Journal, was $11.25 per share.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting will be required for approval of the 1995 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1995 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                                 PROPOSAL III
                     APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Board of Directors has appointed Deloitte & Touche LLP as independent certified public accountants to examine the financial statements of the Company for the fiscal year ending June 30, 1996. Deloitte & Touche LLP has performed this function for the Company since 1965.

The Company has been informed by Deloitte & Touche LLP that neither it nor its members nor its associates has any direct, nor any material indirect financial interest in the Company. Management is not aware of any material connection by such firm in the past with the Company in any capacity other than as independent auditors. It is not expected that a representative of Deloitte & Touche LLP will be present at the meeting.

Audit services performed by Deloitte & Touche LLP during the fiscal year include examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting, taxation and financial reporting. Professional services were reviewed by the Audit and Ethics Committee and the possible effect on the auditor's independence was considered.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSALS BY STOCKHOLDERS
Stockholders wishing to have a proposal considered for inclusion in the Company's proxy statement for the 1996 annual meeting must submit the proposal in writing and direct it to the Secretary of the Company at the address shown herein. It must be received by the Company no later than June 28, 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
Section 16(a) requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's Common Stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the best of the Company's knowledge, there were no late filing by directors and executive officers during 1995.

OTHER MATTERS
The percentage total number of the outstanding shares represented at each of the last three years shareholders' meetings was as follows: 1992 -- 85.4%; 1993 -- 91.0%; 1994 -- 89.0%.

The financial statements of the Company contained in the Annual Report to Shareholders for the year ended June 30, 1995, are incorporated herein by reference. Specifically incorporated herein by reference from the 1995 Annual Report to Shareholders, is the Independent Auditors' Report, Management's Discussion and Analysis of Financial Condition and Results of Operations and Selected Quarterly Financial Data.

UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1995. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT P.O. BOX 877, DUBUQUE, IOWA 52004-0877.

The Board of Directors does not know of any other matter which may come before the meeting. However, should any other matter properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment upon such matters unless a contrary direction is indicated by the Stockholder by his lining or crossing out the authority on the Proxy.

Stockholders are urged to vote, date, sign and return the Proxy form in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS



/s/ R.J. KLOSTERMAN
R.J. KLOSTERMAN
Secretary

Dated: October 25, 1995
Dubuque, Iowa

                                                                    APPENDIX A

                          FLEXSTEEL INDUSTRIES, INC.
                            1995 STOCK OPTION PLAN
                                  SECTION 1

Definitions: As used herein, the following terms have the meaning indicated:

"Agreement" means the Stock Option Agreement entered into between the Company and an Optionee.

"Board of Directors" means the Board of Directors of the Company.

"Committee" means the members of the Board of Directors appointed to administer the Plan.

"Company" means Flexsteel Industries, Inc.

"Date of Adoption" means December 5, 1995.

"Date Plan Approved by Shareholders" means December 5, 1995.

"Option" means an Optionee's right to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and Agreement. Options are either Incentive Stock Options or Nonqualified Stock Options.

"Optionee" means an eligible employee who has been designated for participation under the Plan as defined in Section 5(a) or a non-employee director granted options pursuant to Section 5(e).

"Option Period" means the ten-year or lesser period of time during which the Stock Option Agreement allows the Option to be exercised commencing with the Date the Option is Granted. No Option shall be granted after December 1, 2005.

"Non-employee director" means a director of the Company who has not been an employee of the Company for three years.

"Plan" means the Company's 1995 Stock Option Plan. Its name is Flexsteel Industries, Inc. 1995 Stock Option Plan.

                                   SECTION 2
AGGREGATE SHARES UNDER THE PLAN AND PURPOSE:

(a) The aggregate number of shares which may be issued pursuant to this Plan under Options is 400,000 Common Shares of the Company, subject to adjustments provided for hereafter in Section 4(b).

(b) The purpose of this Plan is to encourage the growth and success of the Company by providing incentives to motivate, attract and retain employees of competent training, experience and ability to encourage such people to invest in the Common Stock of the Company, thereby increasing their proprietary interest in the business and their personal interest in the Company's continued success and progress. The purpose also is to attract and retain outstanding non-employee directors by enabling them to participate in company growth through automatic non-discretionary grants of options.

(c) The Plan shall be deemed to have been adopted December 5, 1995, subject to the ratification and approval by shareholders of the Company at the December 5, 1995 Annual Meeting. Options may be granted after the Plan is adopted and before the Plan is approved by shareholders but the Company shall have no obligations of any nature whatsoever to any employee or other person arising out of either this Plan or any Options granted hereunder unless shareholder approval is obtained.

(d) The Plan will not confer upon any Optionee any right with respect to continuance of employment by the Company, nor a continuing directorship, nor will it interfere in any way with the Company's right to terminate the Optionee's employment at any time with or without cause.

(e) No Option shall be granted pursuant the Plan after December 1, 2005.

(f) The Committee, in its discretion, shall set the length of the time during which each Option may be exercised, except for non-employee director grants, but in no event shall it be longer than ten years after the Date of Grant.

                                   SECTION 3
ADMINISTRATION:

(a) Subject to such orders and resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, the Plan shall be administered by, or only in accordance with the recommendation of, a Committee of two or more persons having full authority to act in the matter, all of the members of which Committee are disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

       1. The Committee shall administer the Plan and accordingly, it shall have full power to grant stock options, construe and interpret the Plan, amend and adjust terms of then existing options subject to restrictions of this Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

       2. The determination of those eligible to receive stock options, and the amount, type and timing of each stock option and the terms and conditions of the respective stock option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

       3. The Committee may cancel any stock options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interests of the Company and/or accepts employment with a competitor. This provision does not apply to non-employee director options.

       4. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted stock option, in the manner and to the extent it shall deem necessary to carry it into effect.

None of the Committee members are eligible to receive Options under the Plan while a member of the Committee except pursuant to Section 5(e).

(b) All determinations by the Committee shall be made by the affirmative vote of a majority of its members by written consent or by a majority vote, in person or otherwise, of its members at a meeting called for that purpose.

(c) Each Option shall be evidenced by an Agreement which shall contain the terms and conditions and shall be signed by an Officer of the Company and the Optionee. As a minimum, the Agreement shall state the number of shares of stock under Option, the Option Price and the Duration of the Option.

(d) All decisions made by the Committee pursuant to provisions of the Plan or related orders or resolutions of the Board shall be final, conclusive and binding on all parties, including the Company, shareholders, employees and Optionees.

                                   SECTION 4
SHARES SUBJECT TO THE PLAN:

(a) Shares to be delivered upon exercise of an Option under the Plan shall be made available at the discretion of the Board of Directors either from authorized but unissued shares of the Company's Common Stock or shares acquired by the Company, including shares purchased in the open market.

(b) In the event of merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporation structure affecting the Company's Common Stock the number of shares of Common Stock available for Options and subject to outstanding stock options shall be adjusted proportionately. Similarly, the Option Price per share of outstanding stock options shall be appropriately adjusted. However, fractional shares may be rounded to the nearest whole share.

                                   SECTION 5
ELIGIBILITY AND PARTICIPATION:

(a) The persons eligible for participation in the Plan shall be full-time managerial, administrative or professional employees of the Company, non-employee directors and those other employees who are key to the corporation's success. This includes officers, whether or not Directors of the Company. Participation in the Plan shall not be automatic except for non-employee directors who shall be granted options in amounts and pursuant to the terms only as provided by Section 5(e) herein and not otherwise.

(b) Subject to the limitations of the Plan, the Committee shall select the persons to participate in the Plan, determine the number and option price of shares subject to each Option, and determine the date when each Option shall be granted and the date when each Option shall expire. The Date the employee becomes an Optionee is the date of his Agreement with the Company. More than one Option may be granted to the same Optionee and an Optionee may enter into more than one Agreement with the Company.

(c) No Incentive Stock Option shall be granted to anyone who, immediately after such Option would otherwise be granted, would own stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(d) An Option granted to an Optionee under this Plan shall in all events lapse upon expiration of the Option Period, if not exercised, lapsed, canceled or otherwise terminated prior thereto. If an Option granted hereunder is not exercised but is canceled, terminated or lapsed, the shares covered by such Option shall become again available for grant by the Committee under this Plan.

(e) Each person who becomes for the first time a non-employee member of the Board, including by reason of election, appointment or lapse of three (3) years since employment by the Company (whether or not that person is standing for re-election that year), will receive an immediate one-time grant for 2,000 shares. Each duly elected non-employee director will receive a grant for 1,000 shares on the first business day following each annual meeting. The following terms and conditions are applicable to each option. The option price per share will be equal to one hundred percent (100%) of the fair market value on the date of grant. The options will have terms of ten years measured from the date of grant. In the event the optionee ceases to serve as a director the option may be exercised for a period of ninety days after the date of cessation or if by reason of disability or death twelve months. In the case of death the option may be exercised within such period by the estate or heirs of the optionee.

                                   SECTION 6
TERM OF THE PLAN AND OPTION PERIOD:

(a) The Plan shall automatically terminate on December 1, 2005, which is within ten years from the Date of the Adoption. No Options shall be granted after the date of such termination. However, the Plan shall remain in effect as to all outstanding Options until the outstanding Options are exercised, canceled, terminated or lapsed.

(b) Such termination shall not adversely affect Options previously granted.

(c) Subject to the provisions of the Plan with respect to death, disability, retirement, termination of employment, or otherwise, the maximum period during which each Option shall be exercised shall be fixed by the Committee, except for non-employee directors, at the time each such Option is granted, but in no event shall it exceed ten years from the date of such grant.

                                  SECTION 7

The Committee may grant either Incentive Stock Options or Nonqualified Stock Options to employees. Where an Incentive Stock Option and a Nonqualified Stock Option are awarded by the Committee, such Options shall constitute separate grants and shall clearly be identified as such. In no event will the exercise of one such Option affect the right to exercise the other such Option. If an Incentive Stock Option is awarded, absolutely all terms and conditions making it so must be complied with by the Company and the Optionee.

       (a) Option Price: The option price for shares of Common Stock of the Company shall be one hundred percent (100%) of the Fair Market Value of such Common Stock on the date the Option is granted. For the purposes of this Plan, such Fair Market Value shall be determined (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for such stock on the Date of Grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the Date of Grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the Date of Grant, or (ii) in the case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the Date of Grant or, if the Common Stock was not traded on said Date, upon the basis of the mean of such prices on the date nearest preceding the Date of Grant, and upon any other factors which the Committee shall deem appropriate.

       (b) Maximum Option Grants: The aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all such plans of the Company and its parent and subsidiary corporations, if any) shall not exceed $100,000. Options granted in excess of the applicable statutory limit shall be treated as Nonqualified Stock Options.

       (c) Exercise of Options: Each Option granted under the Plan shall be exercisable at the Option Price set forth in the Agreement, on such date or dates during such Option Period (not exceeding ten years from the date of such grant) and for such number of shares as determined by the Committee and as is set forth in the Agreement with respect to such Option. However, no Option granted hereunder to any employee may be exercised except in the case of death, disability or retirement pursuant to any pension plan of the Company, until two years of continued employment with the Company has elapsed. Any Optionee desiring to exercise any Option hereunder shall give written Notice to the designated financial officer of the Company and include therein full payment for the shares supporting such Option. Full payment of the exercise price including any tax due is to be made in cash or with the consent of the Committee with the stock of the Company or with a combination of both. Notice is only valid when full payment is included therewith.

       (d) Transferability of Options: An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the Optionee shall only be exercisable by the Optionee. The Optionee shall have no interest in the stock subject to Options and shall have no rights until the shares are fully paid for and certificates for such stock are issued to the Optionee.

       (e) Payment for Shares: No shares shall be issued to any Optionee until Notice, as defined in Section 7(c) has been given to the Company. Within 45 days after the receipt of said Notice to exercise the Option, the Company shall deliver to the Optionee certificates representing all stock purchased thereunder.

       (f) Restriction on Sale of Shares: Any stock received pursuant to the exercise of an Incentive Stock Option which is sold within either: 1) two years from the effective date of the grant, or 2) within one year of the effective date of exercise, shall not be afforded the tax treatment of Incentive Stock Options. However, if any Optionee disposes of shares of Common Stock of the Company acquired on the exercise of an Incentive Stock Option by sale or exchange, either: 1) within two years after the date of grant of the Incentive Stock Option under which the stock was acquired, or
    2) within one year after the acquisition of such shares, he shall notify the Company of such disposition and of the amount realized upon such disposition.

       (g) If any Option is not granted, exercised or held pursuant to the provisions of this Section, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant or exercise is in conflict with the above restrictions.

                                   SECTION 8
DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT:

Any Option granted to an employee, the period of which has not lapsed or expired, shall terminate at the time of the death of the Optionee to whom the Option was granted or on the retirement or termination for any reason of such Optionee's employment with the Company, and no shares may thereafter be delivered pursuant to such Option, except that:


       (a) within one year after the date of the Optionee's death, during which one year period the Option may be exercised by the Optionee's estate, legal representative, or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option but only to the extent the Optionee was entitled to exercise it at the time of his or her death. The Option must be exercised in the manner provided for in Section 7(c). This Section is subject to Section 2(f).

       (b) within one year after termination of employment by reason of retirement pursuant to any pension plan of the Company and to the extent the Optionee would have been able to exercise it at the time of such termination. The Option must be exercised in the manner provided for in
    Section 7(c). This Section is subject to Section 2(f).

       (c) within one year after termination of employment by reason of disability to the extent the Optionee would have been able to exercise it at the time of such termination. The Option must be exercised in the manner provided for in Section 7(c). This Section is subject to Section 2(f).

                                   SECTION 9
AMENDMENT OF THE PLAN:

The Board of Directors may amend, suspend or discontinue the Plan, but may not, without the approval of the Company's shareholders, make any amendment which would:

       (a) abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision, or permit any person while a member of the Committee to become eligible to participate in the Plan subject to Section 5(e);

       (b) make any material change in the class of eligible employees as defined in the Plan;

       (c) increase the aggregate number of shares for which Options may be granted under the Plan;

       (d) extend the term of the Plan or the maximum Option Period; or

       (e) change the right of any non-employee director to receive automatic non-discretionary grants of options under this plan. The Plan provisions relating to grants to non-employee directors shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

REQUIREMENTS OF LAW:

(a) Withholding Taxes: The Company shall have the right to deduct from all payments under this Plan, in cash, or deduct from payroll wages, an amount necessary to satisfy any federal, state or local withholding tax requirements or otherwise.

(b) Governing Law: The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

(c) Agreement to Comply with Securities Laws and the Internal Revenue
Code: Before the Company delivers any stock purchased, the following written statement may be required from the Optionee:

       "I agree not to dispose of the shares purchased by me pursuant to the Flexsteel Industries, Inc. 1995 Stock Option Plan, otherwise than in compliance with the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder and all other laws, rules and regulations applicable."

(d) If any term in this Plan pertaining to Incentive Stock Options does not conform to Section 422A of the Internal Revenue Code of 1986, as amended, those terms will be invalid and taken out of the Plan. However, removal of any invalid terms will not affect the remaining terms of the Plan.

                                FLEXSTEEL (logo)
                               INDUSTRIES, INC.
                                NOTICE OF 1995
                                ANNUAL MEETING
                                     AND
                               PROXY STATEMENT

FLEXSTEEL INDUSTRIES, INC.
P.O. BOX 877
DUBUQUE, IOWA 52004-0877

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD DECEMBER 5, 1995

The undersigned, a stockholder of Flexsteel Industries, Inc., hereby appoints
K. B. Lauritsen and R. J. Klosterman and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the same number of shares which the undersigned is then entitled to vote at the Annual Meeting of the Stockholders of Flexsteel Industries, Inc., to be held on Tuesday at 3:30 P.M. on December 5, 1995 at The Minneapolis Hilton and Towers, Minneapolis, MN 55403, and at any adjournments thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

Proposal No. 1 -- Election of 3 Class III Directors (Term Expires 1998 Annual Meeting):

        FRANK H. BERTSCH         J.B. CRAHAN         EDWARD J. MONAGHAN
          (Class III)            (Class III)            (Class III)

[ ] FOR all Nominees
    (Except as marked to the contrary)

[ ] WITHHELD from all Nominees

[ ] WITHHELD from the following only: (Write name(s) below)

Proposal No. 2 -- Approval of the 1995 Stock Option Plan.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

Proposal No. 3 -- Appointment of Deloitte & Touche LLP as Independent
                  Auditors for the ensuing fiscal year

[ ] FOR [ ] AGAINST [ ] ABSTAIN

In their discretion to vote upon such other business as may properly come before the meeting, or any adjournments thereof
UNLESS THE STOCKHOLDER LINES OR CROSSES OUT THIS AUTHORITY.

    (IMPORTANT: continued, and to be signed and dated, on the reverse side)

                                                     (CONTINUED FROM OTHER SIDE)

   The Undersigned hereby revokes any proxy or proxies to vote such shares heretofore given.
        PLEASE VOTE, DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE.

                                                 Dated __________________, 1995.

                                                 _______________________________
                                                          (Signature)
                                                 _______________________________

                                                 Signature of stockholder shall
                                                 correspond exactly with the
                                                 name appearing hereon.

                                                 If a joint account, each owner
                                                 must sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee,
                                                 guardian or corporate official,
                                                 give your full title as such.

This proxy when properly executed will be voted in the manner directed hereon by the above signed stockholder. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3, and the grant of authority to vote upon such other business as may properly come before the meeting or any adjournments thereof will not be crossed out.


--------------------------------------------------------------------------------


                       FLEXSTEEL INDUSTRIES INCORPORATED

                                 ANNUAL REPORT
                        FISCAL YEAR ENDED JUNE 30, 1995

             [PHOTO] (See description at bottom of following page.)



                              FOCUS ON INNOVATION

                                     [LOGO]

                                  Page - Cover



FINANCIAL HIGHLIGHTS

Year Ended June 30                                        1995                1994               1993
  Net Sales.......................................    $208,432,000        $195,388,000       $177,271,000
  Income Before Taxes.............................       8,111,000          10,092,000          9,710,000
  Net Income (1)..................................       5,211,000           6,787,000          6,185,000

Per Share of Common Stock
  Earnings (1)....................................             .73                 .95                .87
  Cash Dividends..................................             .48                 .48                .48
  Average Shares Outstanding......................       7,178,000           7,140,000          7,090,000

At June 30
  Working Capital.................................      46,272,000          47,787,000         49,707,000
  Net Plant and Equipment.........................      24,376,000          18,829,000         17,208,000
  Total Assets....................................      96,271,000          95,088,000         87,861,000
  Shareholders' Equity............................      73,824,000          71,289,000         67,855,000
  Long-Term Debt..................................          70,000             105,000            140,000

(1) 1994 income and per share amounts reflect cumulative effect of accounting change as of June 30, 1994 of $320,000 (net of income taxes) or $.04 per share income.


FRONT COVER: Computers have become a valuable creative tool for designers. On our cover we show an up-to-date room setting as a computer might render it in a simulated wash drawing.

[photo] Left, a photograph of the same room setting. Featured are some of Flexsteel's most beautiful current and popular styles: today's fashionable soft look is created with high, waterfall pleats and gentle lines on arms and cushion welting. The wing chair and the Charisma(R) accent chair, both perennial classics, are upholstered in the new softer tones.

                           Page - Inside Front Cover

[top photo] See description below.

TO OUR SHAREHOLDERS
                                  "An intense
                             focus on creativity is
                                essential. . ."

         This year was a challenging and frustrating one for Flexsteel Industries, Inc. Revenues had increased nicely until our fourth quarter, when a sluggish retail environment and a noticeable decrease in consumer confidence decelerated new orders.

         For the full year ended June 30, 1995, revenues increased a moderate 6% to $208,432,000 versus $195,388,000 generated in the previous year. While this was a record sales year for your Company, it came at the expense of profitability. Earnings were $5,211,000 or $.73 per share, clearly a major disappointment when compared to earnings of $6,787,000 or $.95 per share the previous year.

         The Federal Reserves' harsh economic policy to quell inflation has worked very well. Record-setting interest rate hikes over the past eighteen months have impacted our cyclical industry much more so than it did other industries. With the recent moderation of interest rates, it appears that our economy is now in the early stages of what could be a prolonged period of sluggish growth. Under that scenario, the market place will continue to be under severe pricing pressure.

         In the early summer, we were able to raise prices 2% to 3% and we should start to feel the effect of these increases in our first half of fiscal 1996. However, the increases will help offset our increased raw materials cost; in this sluggish retail climate, we cannot recover all cost increases.

         When the sales deceleration began, we were well underway with heavy investments in the development of new products and in needed modernization of certain manufacturing facilities. Both of these efforts are aimed at making us more competitive in the market place.

         With much of this profit drain now behind us, we are fully convinced that this sacrifice of short-term profitability will be the key to maintaining profit margins while more effectively manufacturing and distributing the right product to the market place.

RESIDENTIAL FURNITURE

         The fiscal year began with residential furniture revenues up approximately 24% in the first six months. Ultimately, rising interest rates eroded consumer confidence; as housing starts and resales declined, so did retail furniture sales. We doubled the size of our High Point Show room for the April 1995 Market. While this unusual expense hampered profitability in the final quarter, we felt it necessary to properly display our entire line of home furnishings to the increasing numbers of both domestic and international retailers who attend this market.

[bottom photo]

Top photo: Available only through a Flexsteel Gallery, exclusive fabrics create beautiful traditional elegance in a sofa, love seat and chair from Flexsteel's 8512 Group.

Bottom photo: Jack B. Crahan, Chairman of the Board of Directors
(l.), and Bruce Lauritsen, President and Chief Executive Officer, with recreational vehicle seating displaying Flexsteel's distinctive automotive styling.

         We continue to expand our international presence. Sales representatives have been added in Europe and the Pacific Rim countries. Exchange-rate fluctuation impeded progress in Canada and Mexico, but the weaker dollar helped in other countries. It is our belief that the international opportunities are worth the expense and effort at this time.

RECREATIONAL VEHICLE SEATING

         The sales pattern in recreational vehicle seating sales was not much different from that of home furnishings. As interest rates cut heavily into sales of motor homes and other recreational vehicles, competition only became keener in this cyclical industry. The 25,000-square-foot addition to our Dubuque product development and engineering center is completed; we have increased our engineering staff as well as adding other technical personnel to shorten development time and continue our growth in this field.

         Like other markets, the world of recreational vehicles is changing rapidly; we must change with it to develop new products and lower our costs if we are to maintain our leadership position.

 COMMERCIAL SEATING

         The $3,500,000 addition to our Starkville, Mississippi, manufacturing facilities is finally completed. A new state-of-the-art wood finishing system, coupled with modernization of woodworking and upholstering facilities, will provide us with the capabilities of better service to our customers and more efficient production. We remain confident of our prospects in the hospitality and health care field in the years ahead.

OUTLOOK

         While we made sweeping changes for the future during this past year, we didn't forget to run the business. Your Company had its best year ever in total sales volume. Under prevailing highly competitive market conditions, this was outstanding. However, the reason for change is that we are not satisfied with our profitability and know we can do better. The lowering of interest rates by the Federal Reserve Bank, for the first time in 17 months, and the 15-month low in fixed rates for mortgages, will act to improve business conditions in our industry. With our improved efficiencies, we can expect enhanced profitability.

         We remain committed to maximizing shareholder value, and we will do everything we can to make fiscal 1996 a successful year in every respect.


/s/ Jack B. Crahan
JACK B. CRAHAN
Chairman of the Board of Directors


/s/ K. Bruce Lauritsen
K. BRUCE LAURITSEN
President &
Chief Executive Officer

[photo]
Recliners are lovelier than ever with traditional styling and true reclining comfort.

[photo]
Designs for health care must meet the
special requirements of that industry. This love seat combines practicality with residential graciousness.

[photo]
Light scaling and firmer seating are characteristic of the"Pacifica Collection."

                              FOCUS ON CREATIVITY

                       [top photo] See description below.

                                  "DESIGN IS
                                   A CREATIVE
                                  RESPONSE TO
                             CHANGING LIFESTYLES"

         From the 1890's Victorian parlor to the 1990's family room, Flexsteel designs have responded to the changing tastes and needs of the American consumer. Our lives are far more complex than a century ago, as high-tech surrounds us at work and at home. As a counterpoint, we make our homes more welcoming and more relaxed.

         Softness has become the most defining feature of home furnishings. Flexsteel designers create visual comfort: generous scaling with bigger arms and deeper backs conveys comfort at a glance. Fabrics are more important than ever -- a "soft hand" complements relaxed lines. Colors are soft and tranquil, with a mellowed vividness and brightness. Paled tones, approaching white, are preferred in many areas.

         Our designers have created even softer seating with new, thicker, softer luxury cushioning.

         Flexsteel innovations have made us a significant player in today's fastest-growing upholstery market -- motion furniture. Whether it's called the great room or the gathering room, the room where the family relaxes now takes more of the family budget, and motion is the furniture of choice.

         Here Flexsteel competes beautifully, offering updated styles and unmatched quality. The Flexsteel patented seat spring is key to both comfort and quality. Many modular styles feature unusual built-in convenience features. Most of our recliners are shipped with our exclusive lumbar support, and all feature one-piece arm frame construction, with our famous seat spring framed in metal.

         The other big story in home furnishings is the still-growing demand for leather. A responsive design team, implementing the newer relaxed designs, and integral Flexsteel quality have been responsible for steady and pronounced growth in leather sales.

         In recreational vehicle seating, Flexsteel designers are already planning for the year 2000, anticipating the needs of a rapid evolution of automotive technology. In seating for the hospitality industry, demand is for the residential look of softened comfort. Seating for the health care industry must do the same, with the added requirements of safety, provisions for moisture resistance, and ease of use.

         In a century-plus of specializing in seating, Flexsteel designs have evolved from a stately formality to today's dynamic choices of softened traditional and casual elegance -- always underwritten by famous Flexsteel quality.

[bottom photo]

Top photo: Appropriate for today's busy lifestyles is this dual-purpose queen sofa sleeper. Camelback styling, distinctive bun feet and a companion chair complete the upscale look.

Bottom Photo: Leather's distinction is enhanced with appealing designer colors, generous proportions, waterfall pleats, and unusual leather pillows.

                              FOCUS ON CREATIVITY

                       [top photo] See description below.

                                   "MARKETING
                                   MUST COPE
                                      WITH
                                    CHANGING
                                   REALITIES"

         Changing lifestyles, corporate and personal, are changing our markets. There are fewer furniture stores and, with less retail space, retailers must make more effective use of their floor space.

         The Flexsteel Gallery lets the retailer offer virtually limitless choices in style, trim, and fabric in minimum floor space.

         Flexsteel's 161 galleries give us excellent retail exposure in our major markets. This year, our ongoing gallery support included the introduction of a collection of 300 exciting fabrics which are exclusive to our Galleries.

         Support of our dealers continues to be an important part of our market plan. National advertising in magazines and television produces inquiries for our dealers. Our sponsorship of a car in today's biggest spectator sport, stock-car racing, has created name recognition, plus excitement for dealers who have displayed the car.

         Flexsteel marketing has continued to emphasize both the national chains and major regional multi-store retailers, and we are increasingly represented in these important markets.

         Our presence in the international market is growing. We expect the implementation of NAFTA to energize sales to Mexican and Canadian markets. We have developed a handsome Pacifica Collection specifically for the Far East market. While the "American look" is much in demand there, buyers prefer firmer seating and smaller proportions than their American counterparts.

         Rapid technological change is affecting marketing at every level. Our automated SIS (Sales Inquiry System) gives dealers instant information on fabric promotions and availability, style options, price, and order status. Video cataloging is becoming more powerful; at least 150 of our dealers are using Flexsteel's "Sneak Preview" to show customers their sofas or chairs, made up in the fabrics of their choice. Both dealers and customers enjoy this new way of shopping.

         To sell recreational vehicle seating, we must stay abreast of an explosive growth in automotive manufacturing technology. In this, as in the hospitality and health care contract markets, both the total market and Flexsteel's share continue to grow. Our contract backlog continues high, but our recent $3.5 million expansion at Stark ville, Mississ ippi, is helping us to be more competitive. With more pro cess control, we can ship a better product more rapidly.

         Foremost priority is given at Flexsteel to the needs of present and potential customers; they are our life blood and our future.


[bottom photo]


Top photo: Perfect for today's casual life styles, this Shaker-influenced room group features oak accents and matching occasional tables.


Bottom photo: Residents at Seven Oaks health-care facility enjoy this striking dining room with handsome chairs by Flexsteel. Photo Courtesy Bob Harr, Hedrick Blessing Studios.

                              FOCUS ON CREATIVITY

                       [top photo] See description below.

                                  "OUR PEOPLE
                                INNOVATE THROUGH
                                 UNDERSTANDING
                                 OF CUSTOMER'S
                                     NEEDS"

         Our people, alert to changing markets, watch and listen. We see people seeking more relaxed surroundings for their homes. We hear their requests for greater comfort and sustained quality combined with environmentally-sound practices.

         To answer these, the people of Flexsteel bring their innovative skills. Our engineers and designers, for example, have combined talents to produce a superior sofa sleeper. With our suppliers, we have developed a new premium mattress and an improved mechanism for more sleeping comfort. Having developed a better bed, we turned our attention to making it sit as comfortably as a conventional sofa. The result is an exquisite new group of Masquerader(R) sofa sleepers with matching love seats and companion chairs.

         Another innovation resulting from the creative use of our people's knowledge and talents is a revolutionary recliner that can be assembled by the purchaser without tools. The recliner is shipped in two smaller cartons, greatly reducing shipping and handling costs.

         Production methods and materials are also scrutinized. Innovative associates contributed to a major rearrangement of our Dubuque facility which, when completed, will substantially reduce material handling there. The ongoing quest for quality now involves all our in-plant sales associates with production staff to check such matters as the comfort of foam cushioning and tailoring.

         Ecological concerns are addressed. Use of laminates as well as kiln-dried hardwood has not only improved our product but made our use of wood more efficient. We have a better product and use fewer trees.

         In recreational vehicle seating, we are working to improve the response time, critical in products subject to the automotive scheduling cycle. Many manufacturers now expect a 28-day schedule from approved design to production.

         In an increasingly technological society and an intensely competitive retail environment, it is still Flexsteel's people who sense and meet the needs of the people who are our customers.

         At Flexsteel, the personal touch has survived.



[bottom photo]


Top photo: This Charisma accent chair reflects current home fashion trends with the freshness of a washed white finish on the carved frame, embellished with a charming floral print.


Bottom photo: Stunning seating groups with an accent on comfort are created by combining the versatile units of this modular group.

FLEXSTEEL INDUSTRIES, INC.
FIVE YEAR REVIEW

(All amounts in thousands except for Per Share data)
                                                       1995          1994          1993          1992          1991
SUMMARY OF OPERATIONS
  Net Sales.....................................     $208,432      $195,388      $177,271      $157,916      $145,566
  Cost of Sales.................................      164,231       151,066       136,110       122,294       112,784
  Interest Expense..............................          372           270           252           277           282
  Interest and Other Income.....................          973           990         1,460         2,076         1,982
  Income Before Taxes...........................        8,111        10,092         9,710         2,640         2,364
  Income Taxes..................................        2,900         3,625         3,525           950         1,150
  Net Income (1)................................        5,211         6,787         6,185         1,690         1,214
  Earnings per Common Share (1).................          .73           .95           .87           .24           .17
  Cash Dividends per Common Share...............          .48           .48           .48           .48           .48
STATISTICAL SUMMARY
  Average Common Shares Outstanding.............        7,178         7,140         7,090         7,048         7,067
  Book Value per Common Share...................        10.28          9.98          9.57          9.17          9.34
  Total Assets..................................       96,271        95,088        87,861        81,843        81,484
  Net Plant and Equipment.......................       24,376        18,829        17,208        17,228        18,795
  Capital Additions.............................        9,682         5,074         3,273         1,966         1,804
  Working Capital...............................       46,272        47,787        49,707        46,863        47,114
  Long-Term Debt................................           70           105           140           345           652
  Shareholders' Equity..........................       73,824        71,289        67,855        64,640        66,036
SELECTED RATIOS
  Earnings as Percent of Sales..................          2.5%          3.5%          3.5%          1.1%          1.3%
  Current Ratio.................................          3.4           3.3           3.9           4.3           4.9
  Return on Total Capital.......................          7.1%          9.5%          9.1%          2.6%          2.9%
  Return on Beginning Common Equity.............          7.3%         10.0%          9.6%          2.6%          2.8%
  Average Number of Employees...................        2,375         2,240         2,120         2,040         2,005

(1) 1994 and 1991 income and per share amounts reflect cumulative effect of accounting changes as of June 30, 1994, of $320,000 (net of income taxes) or $.04 per share income and July 1, 1990, of $715,000 (net of income taxes) or $.10 per share charge, respectively.

             FLEXSTEEL INDUSTRIES, INC. QUARTERLY COMMON STOCK DATA

                  FISCAL YEAR 1994-95
                      PER SHARE
                                           MARKET PRICE*
              EARNINGS   DIVIDEND         HIGH       LOW
First Quarter   .22          .12        13 1/4      9 1/2
Second Quarter  .21          .12        13 3/4     10
Third Quarter   .25          .12        13 1/4     10 1/2
Fourth Quarter  .05          .12        12         10 1/4

                  FISCAL YEAR 1993-94
                      PER SHARE
                                          MARKET PRICE*
               EARNINGS   DIVIDEND       HIGH        LOW
First Quarter   .22          .12        16 3/4     14 1/2
Second Quarter  .20          .12        17 1/2     15
Third Quarter   .25          .12        18 1/2     15 3/4
Fourth Quarter  .28          .12        16 1/4     13

Flexsteel has paid cash dividends on its common stock for 214 consecutive quarters. The Company expects to continue regular dividend payments. As of June 24, 1995, there were 1,716 holders of Flexsteel's outstanding common stock.

* Reflects the Market prices as quoted by the National Association of Securities Dealers, Inc.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

FINANCIAL CONDITIONS

  Working Capital - Flexsteel's working capital at June 30, 1995 is $46,272,000 which includes cash, cash equivalents, and temporary investments of $14,037,000. Working capital decreased by $1,515,000 from June 30, 1994. The Company has lines of credit of $5,700,000 with banks for short-term borrowings, which have not been utilized since 1979. The Company has outstanding borrowings of $2,925,000 in the form of variable rate demand industrial development revenue bonds.

  Capital Expenditures - Capital expenditures were $9,682,000 in fiscal 1995. These expenditures were for plant expansions, manufacturing, and delivery equipment. Projected capital spending in fiscal 1996 is approximately $2,500,000 for manufacturing and delivery equipment. The funds required for these expenditures will be provided from available cash.

  Dividends - Dividends were $.48 per share both years. The Board of Directors determine dividend levels based on the Company's ability to pay its obligations, capital expenditure requirements, and other related factors.

  Economic Conditions - The Company anticipates that demand for its seating products will improve gradually, from current levels, throughout the remainder of the year as consumer confidence rebounds, aided by moderation in interest rates. The Company's previously implemented price increases, in conjunction with investments in computerized manufacturing equipment, plant layout improvements and associate training, will help offset cost increases for materials and assist in maintaining margins in the highly price-competitive marketplace. Profitability improvements should result from improved manufacturing efficiencies and continued efforts to control fixed costs while maintaining sales volume and margins.

RESULTS OF OPERATIONS
FISCAL 1995 COMPARED TO FISCAL 1994

  Sales for 1995 increased by $13,044,000 or 6.7% compared to 1994. Home Furnishings sales volume increased $8,359,000 or 6.8%, Contract Furniture increased $2,507,000 or 18.2%, and Recreational Vehicle products increased $2,178,000 or 3.7%. Cost of goods increased $13,164,000 for the year as compared to 1994. Approximately $3,000,000 of this increase relates to lower margins, increased material costs, and inefficiencies due to decreased volume in the fourth quarter of the year, with the remainder due to overall increased volume for the year. Selling, general and administrative expenses were 17.6% in fiscal 1995 compared to 17.9% in 1994. The Company continues to control fixed costs while increasing volume. Interest expense increased by $102,000 due to financing the Starkville, Mississippi, expansion. In fiscal 1994 the Company made an accounting principle change in adopting Statement of Financial Accounting Standards (SFAS) No. 115 which resulted in net cumulative income of $320,000 or $.04 per share. The above factors resulted in fiscal year 1995 net earnings of $5,211,000 or $ .73 per share compared to $6,787,000 or $ .95 per share in fiscal 1994, a net decrease of $1,576,000 or $.22 per share.

RESULTS OF OPERATIONS
FISCAL 1994 COMPARED TO FISCAL 1993

  Sales for 1994 increased by $18,117,000 or 10.2% compared to 1993. Recreational Vehicle product sales volume increased $9,008,000 or 18.2%, Home Furnishings increased $8,739,000 or 7.6%, and Contract Furniture increased $370,000 or 2.8%. Due to the higher volume, cost of sales increased by $13,957,000 compared to the prior year. In addition, cost of sales increased approximately $1,000,000 due to the erosion of margins in the price-competitive marketplace and lower production efficiencies associated with training new associates necessary to meet sales volume requirements. Selling, general and administrative expenses were 17.9% of sales in fiscal 1994 compared to 18.4% in 1993. The improvement reflects the Company's successful efforts to control fixed costs while increasing volume. Interest income decreased by $471,000 due to lower levels of investment and decreased rate of return. The Company elected to adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 115 during fiscal 1994, with respect to the Company's accounting for certain investments in debt and equity securities. This change in accounting principle resulted in net cumulative income of $320,000, or $.04 per share. Also in fiscal 1994, the Company adopted SFAS No. 112, "Employers Accounting for Postemployment Benefits." The adoption of this standard did not have a material effect on the Company's financial position or results of operations.

FISCAL 1993 COMPARED TO FISCAL 1992

  Sales for 1993 increased by $19,355,000 or 12.3% compared to 1992. Double-digit sales growth was realized in all product categories: Home Furnishings sales volume increased $13,264,000 or 13.1%, Recreational Vehicle products increased $4,660,000 or 10.4%, and Contract Furniture increased $1,431,000 or 12.0%. Cost of sales increased by $13,816,000 compared to the prior year reflecting the higher sales volume. Volume related increases were offset by reduced fixed costs resulting from prior year's production consolidation. Selling, general and administrative expenses were 18.4% of sales in fiscal 1993 compared to 20.3% in 1992. The improvement reflects the Company's efforts to control fixed costs and the administrative cost reductions associated with the prior year's consolidation. Operating income increased to $8,501,000 from $841,000 reflecting the aforementioned volume increases and cost control efforts. Fiscal 1992 operating income was also reduced by the restructuring charge of $2,675,000. Interest income decreased by $615,000 due to lower interest rates during 1993. The result of the above factors is increased net income of $4,495,000 or $.63 per share.

FLEXSTEEL INDSUTRIES, INC.
BALANCE SHEETS
                                                                         JUNE 30,
                                                                   1995           1994
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ................................   $ 5,768,537   $  3,385,573
  Temporary investments - at fair value based
    on quoted market price .................................     8,268,615      9,718,350
  Trade receivables - less allowance for doubtful
    accounts: 1995, $2,160,211; 1994, $1,960,231 ...........    22,905,047     25,615,426
  Inventories ..............................................    25,921,674     26,585,397
  Deferred income taxes ....................................     2,000,000      2,340,000
  Other ....................................................       844,557        913,301
      Total current assets .................................    65,708,430     68,558,047
PROPERTY, PLANT AND EQUIPMENT, net .........................    24,376,052     18,829,053
OTHER ASSETS ...............................................     6,186,144      7,701,079
            TOTAL ..........................................   $96,270,626   $ 95,088,179


LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable - trade .................................   $ 4,756,991   $  4,871,630
  Accrued liabilities:
    Payroll  and related items .............................     3,656,678      4,322,063
    Insurance ..............................................     5,368,145      4,683,962
    Other accruals .........................................     2,694,902      3,607,989
  Industrial revenue bonds payable .........................     2,960,000      3,285,000
        Total current liabilities ..........................    19,436,716     20,770,644
LONG-TERM DEBT .............................................        70,000        105,000
DEFERRED COMPENSATION ......................................     2,940,329      2,923,729
      Total liabilities ....................................    22,447,045     23,799,373
SHAREHOLDERS' EQUITY:
  Common stock - $1 par value; authorized 15,000,000 shares;
    issued  1995, 7,193,124 shares; 1994, 7,155,012 shares .     7,193,124      7,155,012
  Additional paid-in capital ...............................     1,386,754      1,015,940
  Retained earnings ........................................    65,199,703     63,437,854
  Unrealized investment gain (loss) ........................        44,000       (320,000)
              Total shareholders' equity ...................    73,823,581     71,288,806
                           TOTAL ...........................   $96,270,626   $ 95,088,179

                See accompanying Notes to Financial Statements.

FLEXSTEEL INDSUTRIES, INC.
STATEMENTS OF INCOME & RETAINED EARNINGS


                                                        FOR THE YEARS ENDED JUNE 30,
                                                  1995             1994             1993
NET SALES ................................   $ 208,432,198    $ 195,388,106    $ 177,270,751
OPERATING EXPENSES:
  Cost of goods sold .....................     164,230,883      151,066,404      136,109,870
  Selling, general and administrative ....      36,692,054       34,949,047       32,659,675
          Total ..........................     200,922,937      186,015,451      168,769,545
OPERATING INCOME .........................       7,509,261        9,372,655        8,501,206
OTHER:
  Interest and other income ..............         973,371          989,554        1,460,371
  Interest expense .......................        (371,729)        (270,046)        (251,663)
          Total ..........................         601,642          719,508        1,208,708
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE       8,110,903       10,092,163        9,709,914
PROVISION FOR INCOME TAXES ...............       2,900,000        3,625,000        3,525,000
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE ................       5,210,903        6,467,163        6,184,914
CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE ...................                          320,000
NET INCOME ...............................       5,210,903        6,787,163        6,184,914
RETAINED EARNINGS - BEGINNING OF YEAR ....      63,437,854       60,080,908       57,303,266
TOTAL ....................................      68,648,757       66,868,071       63,488,180
CASH DIVIDENDS ON COMMON STOCK
   (per share: $.48) .....................      (3,449,054)      (3,430,217)      (3,407,272)
RETAINED EARNINGS - END OF YEAR ..........   $  65,199,703    $  63,437,854    $  60,080,908
AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING ............................       7,178,285        7,140,144        7,090,041
EARNINGS PER SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE   $         .73    $         .91    $         .87
CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE ...................                              .04
EARNINGS PER SHARE OF COMMON STOCK .......   $         .73    $         .95    $         .87

                See accompanying Notes to Financial Statements.



INDEPENDENT AUDITORS' REPORT
TO THE SHAREHOLDERS OF FLEXSTEEL INDUSTRIES, INC.:

    We have audited the accompanying balance sheets of Flexsteel Industries, Inc. as of June 30, 1995 and 1994, and the related statements of income and retained earnings and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flexsteel Industries, Inc. as of June 30, 1995 and 1994, and the results of its operations and cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, the Company changed its method of accounting for certain investments in debt and equity securities during the year ended June 30, 1994.

                                DELOITTE & TOUCHE LLP
                                Minneapolis, Minnesota
                                August 11, 1995

FLEXSTEEL INDUSTRIES, INC.
STATEMENTS OF CASH FLOWS
                                                                                       FOR THE YEARS ENDED JUNE 30,
                                                                                   1995            1994            1993
OPERATING ACTIVITIES:
Net income ................................................................   $  5,210,903    $  6,787,163    $  6,184,914
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
   Cumulative effect of accounting change .................................                       (320,000)
   Depreciation ...........................................................      4,135,053       3,452,962       3,292,710
   Trade receivables ......................................................      2,710,379      (3,422,717)     (2,620,742)
   Inventories ............................................................        663,723      (4,873,616)        620,054
   Other current assets ...................................................         68,744          59,779         (74,050)
   Other assets ...........................................................       (519,313)     (1,721,325)       (246,816)
   Accounts payable - trade ...............................................       (114,639)        658,967         167,679
   Accrued liabilities ....................................................       (894,289)       (138,855)      3,049,931
   Deferred compensation ..................................................         16,600          58,732          60,493
   Deferred income taxes ..................................................        340,000        (250,000)       (415,000)
Net cash provided by
   operating activities ...................................................     11,617,161         291,090      10,019,173

INVESTING ACTIVITIES:
   Construction funds held in escrow ......................................      2,034,248      (2,034,248)
   Purchases of temporary investments .....................................     (2,751,519)     (2,878,805)     (7,447,705)
   Proceeds from sales of temporary investments ...........................      4,565,254       8,508,968       5,136,530
   Additions to property, plant and equipment .............................     (9,682,052)     (5,074,138)     (3,272,816)
Net cash (used in)
   investing activities ...................................................     (5,834,069)     (1,478,223)     (5,583,991)

FINANCING ACTIVITIES:
   Proceeds from (repayment of)
     revenue bonds issued .................................................       (325,000)      3,250,000
   Repayment of long-term debt ............................................        (35,000)        (35,000)       (475,417)
   Payment of dividends ...................................................     (3,449,054)     (3,430,217)     (3,407,272)
   Proceeds from issuance of stock ........................................        408,926         396,523         437,801
Net cash provided by
   (used in) financing activities .........................................     (3,400,128)        181,306      (3,444,888)

Increase (decrease) in cash and cash equivalents ..........................      2,382,964      (1,005,827)        990,294
Cash and cash equivalents at beginning of year ............................      3,385,573       4,391,400       3,401,106
Cash and cash equivalents at end of year ..................................   $  5,768,537    $  3,385,573    $  4,391,400


                See accompanying Notes to Financial Statements.

REPORT OF MANAGEMENT
To the Shareholders of Flexsteel Industries, Inc.:

  Management is responsible for the financial and operating information contained in this Annual Report, including the financial statements covered by the report of Deloitte & Touche LLP, our independent auditors. The statements were prepared in conformity with generally accepted accounting principles and include amounts based on estimates and judgments of management.

  The Company maintains a system of internal accounting controls to provide reasonable assurance that the books and records reflect the authorized transactions of the Company. There are limits inherent in all systems of internal control because their cost should not exceed the benefits derived. The Company believes its system of internal accounting controls and internal audit functions balance the cost/benefit relationship.

  The Audit & Ethics Committee of the Board of Directors, composed solely of outside directors, annually recommends to the Board of Directors the appointment of the independent auditors. The independent auditors are engaged to audit the financial statements of the Company and to express an opinion thereon. The independent auditors' report is expressed on page 9. The Audit & Ethics Committee meets periodically with the independent auditors to review financial reports, accounting and auditing practices and controls.

/s/ K. Bruce Lauritsen
K. Bruce Lauritsen
President Chief Executive Officer


/s/ Ronald J. Klosterman
Ronald J. Klosterman
Vice President, Finance
Chief Financial Officer
Secretary

FLEXSTEEL INDUSTRIES, INC.
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES

INDUSTRY INFORMATION - the Company manufactures and sells upholstered furniture and other seating products.

STATEMENT OF CASH FLOWS - the Company considers highly liquid investments with original maturities of less than three months as the equivalent of cash.

INVENTORIES - are stated at the lower of cost or market. Raw steel, lumber and wood frame parts are valued on the last-in, first-out (LIFO) method. Other inventories are valued on the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT - is stated at cost and depreciated using the straight-line method.

INCOME TAXES - deferred income taxes result from temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements.

EARNINGS PER SHARE - are based on the weighted average number of common shares outstanding during each year. The exercise of employee stock options would have no material effect on earnings per share.

ACCOUNTING CHANGE - effective June 30, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This new standard which requires certain investments to be recorded at their market value resulted in a decrease of $320,000 in shareholders' equity. This decrease represents the gross unrealized loss on investments which has been recorded net of tax as a separate component of shareholders' equity. This change in accounting principle resulted in a cumulative effect adjustment as of June 30, 1994 of $320,000 (tax effected amount) or $ .04 per share.


RECLASSIFICATIONS - certain prior years' amounts have been reclassified to conform to the 1995 presentation.

2. INVESTMENTS

The amortized cost and estimated market values of investments in debt and equity securities are as follows:

                            June 30, 1995                  June 30, 1994
                         Debt           Equity         Debt           Equity
                     Securities      Securities     Securities      Securities
Amortized Cost      $  8,324,825    $  2,168,475   $ 10,270,409    $  2,044,502
Unrealized gains
(losses)                 (94,086)        157,453       (404,235)        (90,522)
Est. Market Value   $  8,230,739    $  2,325,928   $  9,866,174    $  1,953,980


Debt and equity securities are included in Temporary Investments and Other Assets and are considered as available for sale. As of June 30, 1995, the maturities of debt securities are $1,069,667 within one year, $6,913,537 one to five years, and $247,535 six to ten years.

3. INVENTORIES

Inventories valued on the LIFO method would have been approximately $2,671,000 and $2,387,000 higher at June 30, 1995 and 1994, respectively, if they had been valued on the FIFO method. A comparison of inventories is as follows:

                                                   June 30,
                                              1995         1994
     Raw materials ....................   $14,186,359   $16,369,701
     Work in process and finished parts     7,546,079     6,621,585
     Finished goods ...................     4,189,236     3,594,111
        Total .........................   $25,921,674   $26,585,397

4. PROPERTY, PLANT AND EQUIPMENT

                        Estimated           June 30,
                       Life (Years)   1995           1994
   Land................           $ 1,609,572    $ 1,609,572
   Buildings and
      improvements.....    3 - 50  23,099,131     20,052,762
   Machinery and
      equipment........    3 - 15  24,434,273     22,229,898
   Delivery equipment..    2 - 9   12,430,880     11,239,624
   Furniture and fixtures  3 - 15   4,426,168      3,902,180
      Total............           $66,000,024    $59,034,036
    Less accumulated
      depreciation.....            41,623,972     40,204,983
      Net..............           $24,376,052    $18,829,053

5. BORROWINGS

The Company is obligated for $2,925,000 for Industrial Revenue Bonds at June 30, 1995 which were issued for the financing of property, plant and equipment. The obligations are variable rate demand bonds with a weighted average rate for years ended June 30, 1995 and 1994 of 3.00% and 4.05%, respectively, and are due in annual installments of $325,000 through 2004, if not paid earlier upon demand of the holder. The Company has a letter of credit to guarantee the payment of these bonds in the event of default. No amounts were outstanding on this letter at June 30, 1995. In addition, the Company is obligated for General Obligation Development Bonds bearing interest at 5.0% and due in annual installments of $35,000 through 1998. Interest paid during 1995, 1994, and 1993 was $135,000,
$38,000, and $40,000, respectively.

6. INCOME TAXES

The total income tax provision for 1995, 1994, and 1993 was 35.8%, 35.9%, and 36.3%, respectively, of income before income taxes and cumulative effect of change in accounting principle.

   Provision - comprised of the following:

                                     1995        1994        1993

   Federal - current..            $2,230,000  $3,395,000  $3,497,000
   State - current....               330,000     480,000     443,000
   Deferred...........               340,000    (250,000)   (415,000)
      Total...........            $2,900,000  $3,625,000  $3,525,000

Net deferred taxes included in the balance sheet - comprised of the following temporary differences:

                                           For the Years ended June 30,
                                           1995 Total        1994 Total
                                       Asset (Liability)  Asset (Liability)
   Asset allowances...............         $  808,317        $ 921,521
   Deferred compensation..........          1,087,921        1,081,779
   Other accruals and allowances..          1,542,073        1,641,303
   Excess of tax over book depreciation    (1,438,311)      (1,304,603)
      Total.......................         $2,000,000       $2,340,000

Income taxes paid during 1995, 1994, and 1993 were $3,555,000, $5,081,000, and
$2,618,000, respectively.

7. CREDIT ARRANGEMENTS

The Company has lines of credit of $5,700,000 with banks for short-term borrowings at the prime rate in effect at the date of the loan. On $1,000,000 of such line, the Company is required to maintain compensating bank balances equal to 5% of the line of credit plus 5% of any amounts borrowed. There were no short-term bank borrowings during 1995 or 1994. Additionally, the Company has a $1,280,000 letter of credit related to worker's compensation and casualty insurance. No amounts were outstanding on this letter as of June 30, 1995.

8. SHAREHOLDERS' EQUITY

The Company has authorized 60,000 shares of cumulative, $50 par value preferred stock and 700,000 shares of undesignated, $1 par value (subordinated) stock, none of which is outstanding. The Company issued 38,112, 31,981, and 55,305 net shares under stock option and other employee plans during the years ended June 30, 1995,1994, and 1993, respectively. The difference between the purchase or issue prices and the par value of the shares is credited or charged to paid-in capital.

9. STOCK OPTIONS

The Company has stock option plans for key employees that provide for the grant ing of incentive and nonqualified stock options. Under the plans, options are granted at fair market value and may be exercisable for up to 10 years. At June 30, 1995, 88,970 shares of common stock were available for future grants. Changes in options outstanding are as follows:

   June  30, 1992                    Shares    Price/Range
   Outstanding............          250,980  $ 9.50  -$11.50
   Granted................           11,000        12.375
   Exercised     .........          (98,890)   9.50  - 11.50
   Cancelled..............           (4,400)   9.50  - 12.375
   June  30, 1993
   Outstanding............          158,690   10.50  - 12.375
   Granted................          100,930   14.875 - 15.75
   Exercised..............          (19,100)  10.50  - 11.00
   June  30, 1994
   Outstanding............          240,520   10.50  - 15.75
   Granted................           94,360   10.50  - 11.125
   Exercised..............          (17,000)       11.00
   Cancelled..............          (41,210)  10.50  - 14.875
   June 30, 1995
   Outstanding............          276,670  $10.50  -$14.875

10. PENSION AND RETIREMENT PLANS

The Company sponsors various defined contribution pension and retirement plans which cover substantially all employees, other than employees covered by multiemployer pension plans under collective bargaining agreements. It is the Company's policy to fund all pension costs accrued. Total pension and retirement plan expense was $1,295,000 in 1995, $1,226,000 in 1994, and $1,044,000 in 1993 including $274,000 in 1995, $251,000 in 1994, and $220,000 in
1993 for the Company's matching contribution to retirement savings plans. The Company's cost for pension plans is determined as 2% - 4% of each covered employees wages. The Company's matching contribution for the retirement savings plans is 25% - 50% of employee contributions (up to 4% of their earnings). In addition to the above, amounts charged to pension expense and contributed to multiemployer defined benefit pension plans administered by others under collective bargaining agreements were $1,203,000 in 1995, $1,150,000 in 1994, and $1,030,000 in 1993.

11. MANAGEMENT INCENTIVE PLANS

The Company has an incentive plan that provides for shares of common stock to be awarded to key employees based on a targeted rate of earnings to common equity as established by the Board of Directors. Shares awarded to employees are subject to the restriction of continued employment with 33 1/3% of the stock received by the employee on the award date and the remaining shares issued after one and two years. Under the plan 13,300, 16,189, and 8,090 shares were awarded, and the amounts charged to income in 1995, 1994, and 1993 were $149,625, $169,985, and, $125,395, respectively. At June 30, 1995, 379,697 shares were available for future grants.

12. SUPPLEMENTARY QUARTERLY
     FINANCIAL INFORMATION

(UNAUDITED - in thousands of dollars, except per share amounts)

                                  Quarters
                      1st      2nd      3rd      4th
   1995:
    Net Sales...... $50,812  $52,351 $56,783  $48,486
    Gross Profit...  11,475   11,465  12,078    9,183
    Net Income ....   1,597    1,496   1,768      350
    Earnings Per Share  .22      .21     .25      .05

                                  Quarters
                      1st      2nd      3rd   4th(a)
   1994:
    Net Sales...... $44,360  $46,583 $52,638  $51,807
    Gross Profit...  10,529   10,074  11,970   11,749
    Net Income.....   1,561    1,409   1,787    2,030
    Earnings Per Share  .22      .20     .25      .28

(a) Reflects cumulative effect of accounting change as of June 30, 1994 of $320,000 (net of income taxes) or $.04 per share income.

PLANT LOCATIONS
*Flexsteel Industries, Inc.
DUBUQUE, IOWA 52001
(319) 556-7730
P. M. Crahan, General Manager
Flexsteel Industries, Inc.
DUBLIN, GEORGIA 31040
(912) 272-6911
R. C. Adams, General Manager
Flexsteel Industries, Inc.
LANCASTER, PENNSYLVANIA 17604
(717) 392-4161
T. P. Fecteau, General Manager
Flexsteel Industries, Inc.
RIVERSIDE, CALIFORNIA 92504
(909) 354-2440
T. D. Burkart, General Manager
Flexsteel Industries, Inc.
NEW PARIS, INDIANA 46553
(219) 831-4050
G. H. Siemer, General Manager
Wood Products Division
HARRISON, ARKANSAS 72601
(501) 743-1101
M. J. Feldman, General Manager
Metal Division
DUBUQUE, IOWA 52001
(319) 556-7730
J. E. Gilbertson, General Manager
Charisma Chairs
SWEETWATER, TENNESSEE 37874
(423) 337-6694
A. F. McCosh, Plant Manager
Commercial Seating Division
STARKVILLE, MISSISSIPPI 39760
(601) 323-5481
S. P. Salmon, General Manager
Vancouver Distribution Center
VANCOUVER, WASHINGTON 98668
(206) 696-9955
R. Heying, Supervisor

* Executive Offices
PERMANENT SHOWROOMS
Dubuque, Iowa
High Point, North Carolina
Lancaster, Pennsylvania
San Francisco, California

DIRECTORS AND OFFICERS
Frank H. Bertsch
  Chairman of Executive Committee
  Director
Jack B. Crahan
  Chairman of the Board of Directors
K. Bruce Lauritsen
  President
  Chief Executive Officer
  Director
Edward J. Monaghan
  Executive Vice President
  Chief Operating Officer
  Director
James R. Richardson
  Senior Vice President, Marketing
  Director
L. Bruce Boylen
  Retired Vice President
  Fleetwood Enterprises, Inc.
  Director
John R. Easter
  Retired Vice President
  Sears, Roebuck & Company
  Director
Thomas E. Holloran
  Professor, Graduate School of
  Business, University of St. Thomas
  St.  Paul, Minnesota
  Director
James G. Peterson
  Consultant
  James G. Peterson Associates
  Business Consultant
  and Investment Advisor
  Director
Art D. Richardson
  Retired Senior Vice President
  Flexsteel Industries, Inc.
  Director
Jeffrey T. Bertsch
  Vice President
Carolyn T. B. Bleile
  Vice President
Thomas D. Burkart
  Senior Vice President, Vehicle Seating
Kevin F. Crahan
  Vice  President
Patrick M. Crahan
  Vice  President
Keith R. Feuerhaken
  Vice  President
James E. Gilbertson
  Vice  President
James M. Higgins
  Vice  President
Ronald J. Klosterman
  Vice President, Finance
  Chief Financial Officer
  Secretary
Michael A. Santillo
  Vice  President
EXECUTIVE COMMITTEE
Frank H. Bertsch, Chairman
Jack B. Crahan
K. Bruce Lauritsen
Edward J. Monaghan
James R. Richardson
AUDIT & ETHICS
COMMITTEE
Thomas E. Holloran, Chairman
John R. Easter
James G. Peterson
Art D. Richardson

NOMINATING &
COMPENSATION
COMMITTEE
L. Bruce Boylen, Chairman
John R. Easter
Thomas E. Holloran
James G. Peterson
MARKETING COMMITTEE
John R. Easter, Chairman
Frank H. Bertsch
L. Bruce Boylen
James G. Peterson
Art D. Richardson
TRANSFER AGENT AND
REGISTRAR
Norwest Capital Resources
P. 0. Box 738
South St. Paul,
Minnesota 55075-0738
GENERAL COUNSEL
Peter F. Walstad
Minneapolis, Minnesota
O'Connor and Thomas, P.C.
Dubuque, Iowa
NATIONAL OVER
THE COUNTER
NASDAQ SYMBOL - FLXS
ANNUAL MEETING
Tuesday,
December 5, 1995, 3:30 p.m.
Minneapolis Hilton & Towers
1001 Marquette Avenue,
3rd floor
Minneapolis, Minnesota 55403

AFFIRMATIVE ACTION POLICY
It is the policy of Flexsteel Industries, Inc. that all employees and potential employees shall be judged on the basis of qualifications and ability, without regard to age, sex, race, creed, color or national origin in all personnel actions. No employee or applicant for employment shall receive discriminatory treatment because of physical or mental handicap in regard to any position for which the employee or applicant for employment is qualified. Employment opportunities and job advancement opportunities will be provided for qualified disabled veterans and veterans of the Vietnam era. This policy is consistent with the Company's plan for `Affirmative Action' in implementing the intent and provisions of the various laws relating to employment and non-discrimination.

ANNUAL REPORT ON FORM 10-K AVAILABLE
A copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, can be obtained without charge by writing to: Office of the Secretary, Flexsteel Industries, Inc., P. O. Box 877, Dubuque, Iowa 52004-0877.

[LOGO]

(C) 1995 FLEXSTEEL INDUSTRIES, INC.

                            Page - Inside Back Cover

[photo]
With recreational vehicle seating designed to meet or surpass the exacting standards mandated by safety and comfort considerations, Flexsteel is now recognized as a major supplier of seating for all types of recreational vehicles and motor homes. A key selling point of Fleetwood's most popular motor home, The Bounder, is a beautiful interior made inviting and comfortable with the finest appointments. Among these is top-quality Flexsteel seating in living, dining, and sleeping areas.
                                   BULK RATE
                                  U.S. Postage
                                      PAID
                                   Permit #10
                                   Dubuque,IA

FLEXSTEEL(R) INDUSTRIES INCORPORATED
P.O. BOX 877 o DUBUQUE, IA 52004-0877

Page - Back Cover